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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549




                               FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported): June 19, 1998



                   Crown Castle International Corp.
        (Exact Name of Registrant as Specified in its Charter)


Delaware                          333-43873               76-0470458
(State or Other                (Commission File           (IRS Employer
Jurisdiction of                     Number)               Identification
Incorporation)                                            Number)




                           510 Bering Drive
                               Suite 500
                           Houston, TX 77057
                (Address of Principal Executive Office)

  Registrant's telephone number, including area code: (713) 570-3000









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Item 5. Other Events

          Crown Castle International Corp. ("CCIC") announced that it filed a registration statement with the Securities and Exchange
Commission for the initial public offering of its common stock, par value $.01 per share.

          A copy of the press release issued by CCIC on June 22, 1998 with respect to the initial public offering is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

          (c) Exhibits


          Exhibit No.                                Description
          -----------                                -----------

              99.1                          Press Release dated June 22, 1998







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                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Crown Castle International Corp.,



                            By: /s/  Wesley D. Cunningham
                                -------------------------------
                                Vice President, Corporate Controller
                                 and Chief Accounting Officer
June 22, 1998


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                             EXHIBIT INDEX

Exhibit No.               Description of Exhibit

 99.1                     Press Release dated June 22, 1998


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                                                          Exhibit 99.1

FOR IMMEDIATE RELEASE                   CONTACT:  Charles C. Green, III
                                                  Crown Castle International
                                                  (713) 570-3000

              CROWN CASTLE INTERNATIONAL CORP. ANNOUNCES
                INITIAL PUBLIC OFFERING OF COMMON STOCK


          HOUSTON, Texas -- June 22, 1998 -- Crown Castle International Corp. ("CCIC") announced today that on June 19, 1998 it filed with the Securities and Exchange Commission a registration statement for the initial public offering of its Common Stock, par value $.01 per share. CCIC is planning to offer $300 million of Common Stock in the offering. The offering will include shares of Common Stock to be sold by Mr. Bob Crown, the chief executive officer of CCIC's domestic operating subsidiary, Crown Communication Inc. Following the offering, CCIC expects that Mr. Crown will remain CCIC's largest individual stockholder. The shares will be offered by underwriters led by Lehman Brothers, Credit Suisse First Boston, Goldman, Sachs & Co. and Salomon Smith Barney.

     In connection with the initial public offering, CCIC will consummate a share exchange with certain shareholders of Castle Transmission Services (Holdings) Ltd pursuant to which certain of Castle Transmission's shareholders will exchange their shares of Castle Transmission for shares of CCIC Common Stock. Upon consummation of the exchange, CCIC's ownership of Castle Transmission will increase from 34.3% to approximately 80%. Consummation of the share exchange is subject to a number of significant conditions, including certain third party consents and consummation of the initial public offering.

     The net proceeds to CCIC of the offering are expected to be used for the redemption of 50% of the outstanding shares of CCIC's Senior Convertible Preferred Stock, working capital and general corporate purposes including acquisitions and capital expenditures associated with the buildout of new infrastructure in the United Kingdom to support digital terrestrial television and the construction of new towers in both the United States and the United Kingdom.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     Contact: Crown Castle International, 510 Bering Drive, Suite 500, Houston, Texas 77057. Telephone: (713) 570-3000; Fax: (713) 570-3100.

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